SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - October 20, 2016
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On October 20, 2016, the Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”) expanded its number of authorized Directors from ten to twelve and elected Mr. Dwayne Wilson and Ms. Arlene M. Yocum as Directors of the Company, both effective as of January 9, 2017.

Mr. Dwayne Wilson retired as Senior Vice President of Fluor Corporation in June 2016. During his career with Fluor, he served in a number of leadership roles, including as President and Chief Executive Officer of Savannah River Nuclear Solutions, LLC from 2011 to 2014. Mr. Wilson previously served as Group President, Fluor Industrial from 2007 to 2011, as President, Fluor Mining & Minerals from 2003 to 2007, as President, Fluor Commercial and Industrial Institutional from 2002 to 2003, and in a variety of positions of increasing responsibility. Mr. Wilson currently serves as a member of the Board of Directors of Ingredion Incorporated, including as Chair of its Compensation Committee. He holds a Bachelor of Science degree in civil engineering from Loyola Marymount University.

Mr. Wilson will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders dated April 11, 2016 (“2016 Proxy Statement”). In connection with his election to the Board, Mr. Wilson will be granted restricted stock units (“RSUs”) on January 9, 2017. The number of the RSUs will be determined based upon the value of the Company’s stock as of that date and will be in an amount equivalent to $30,000.

Mr. Wilson has not yet been appointed to any committees of the Board.

Ms. Arlene Yocum has served in a variety of leadership roles within PNC Financial Services Group, Inc. and is currently Executive Vice President and Managing Executive of Client Services for PNC Asset Management, a position she has held since 2003. Prior to that role, she was Executive Vice President of PNC’s Institutional Investment Group from 2000 to 2003. She previously was Director of PNC Private Bank and before that served in several positions of increasing responsibility. Ms. Yocum currently serves as a member of the Board of Directors of Key Energy Services, Inc., including as Chair of its Audit Committee. She holds a Juris Doctorate from the Villanova School of Law and a Bachelor of Arts degree from Dickinson College.

Ms. Yocum will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s 2016 Proxy Statement. In connection with her election to the Board, Ms. Yocum will be granted RSUs on January 9, 2017. The number of the RSUs will be determined based upon the value of the Company’s stock as of that date and will be in an amount equivalent to $30,000.

Ms. Yocum has not yet been appointed to any committees of the Board.

On October 26, 2016, the Company issued a press release announcing the election of Mr. Wilson and Ms. Yocum, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release issued on October 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: October 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on October 26, 2016